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                                                                    EXHIBIT j(2)


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders of
AIM Tax-Exempt Funds, Inc.:

We consent to the use of our reports on the AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, AIM Tax-Exempt Bond Fund of Connecticut and AIM High Income Municipal Fund dated May 7, 1999 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.

                                             /s/ KPMG LLP
                                             KPMG LLP


Houston, Texas
June 18, 1999